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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

JANUARY 16, 2003                                Commission file number: 1-14005
(Date of earliest event reported)

                            FRISBY TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                               DELAWARE 62-1411534
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                           3195 CENTRE PARK BOULEVARD
                       WINSTON-SALEM, NORTH CAROLINA 27107
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 784-7754
              (Registrant's telephone number, including area code)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On January 16, 2003, Frisby Technologies, Inc., a Delaware corporation (the "Company" or the "Debtor" or the "Debtor-in-Possession") filed a voluntary petition for bankruptcy under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina. Case number B-03-50158 C-11W was assigned. Pursuant to the bankruptcy filing, the Company and its subsidiary have remained in possession of their assets and properties, and their business and affairs will continue to be managed by the Company's directors and officers, including Mark D. Gillis, Chief Restructuring Officer for the Company, who on January 21, 2003 was designated by order of the court to perform on behalf of the Company all acts required to be performed according to the Bankruptcy Code, Bankruptcy Rules and Orders of the Court.

ITEM 5.  OTHER EVENTS

         On January 16, 2003, the United States Bankruptcy Court for the Middle District of North Carolina approved an order authorizing the Debtor-in-Possession to retain and employ Charles M. Ivey, III and the members of the law firm of Ivey, McClellan, Gatton and Talcott, LLP of Greensboro, NC on a general retainer as attorneys to advise and direct the Debtor-in Possession in the performance of its duties as such, and to assist the Debtor-in Possession generally in procedure, investigation, and other legal aspects in the administration of the estate which may arise therein with compensation to be fixed and paid as allowed by the Court.

         On January 17, 2003, the United States Bankruptcy Court for the Middle District of North Carolina approved an order authorizing the Debtor to enter into an assignment agreement with one of its suppliers.

         On January 17, 2003, the United States Bankruptcy Court for the Middle District of North Carolina approved an order providing for the Debtor's limited use of cash collateral and limited borrowings.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable
         (b)  Not applicable
         (c)  Exhibits

              The following exhibits are filed herewith:

               Exhibit No.   Description of Exhibit

                 99.1 Press Release dated January 16, 2003 incorporated by reference to the Company's Form 8-K filed on January 27, 2003.


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SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Frisby Technologies, Inc.

                                          By: /s/ Mark D. Gillis
                                              ------------------------------
                                              Mark D. Gillis
                                              Chief Restructuring Officer

Date: January 31, 2003